Medbox Taps MJ Holdings for Marijuana Real Estate Business

Miami, FL., May 27, 2014. MJ Holdings, Inc. (OTCQB: MJNE), a publicly traded company that provides real estate financing and related solutions to licensed marijuana operators, today announced that is has entered into an agreement with Medbox, Inc. (OTCQB: MDBX), the pioneer in marijuana dispensing technologies and a leader in licensed marijuana consulting, whereby Medbox will market MJ Holdings' real estate financial products and offerings to its roster of consulting clients and will direct all incoming real estate related opportunities to MJ Holdings.

Under the agreement, Medbox will receive a share of management fees and profits realized from the real estate opportunities it presents, in addition to warrants to purchase shares in MJ Holdings.

"We are thrilled to have the opportunity to work with Medbox and their team of professionals" said MJ Holdings, co-CEO, Shawn Chemtov.

"No other company in the marijuana space has the experience and visibility that Medbox does and we look forward to the opportunities that flow [to us] from this relationship" added MJ Holdings co-CEO, Adam Laufer.

The agreement is for a minimum of six months, and renews monthly thereafter, unless terminated by either party. The exercise price of the warrants are adjusted each thirty days, throughout the first 6 months of the term, and are priced based on the weighted volume average price of MJ Holdings' shares for the prior 30 days.

About MJ Holdings, Inc.

MJ Holdings, Inc., a publicly traded company (OTCQB: MJNE), acquires and leases real estate to licensed marijuana operators, including but not limited to providing complete turnkey growing space and related facilities to licensed marijuana growers and dispensary owners. Additionally, MJ Holdings plans to explore ancillary opportunities in the regulated marijuana industry. For more information please visit us at www.mjholdingsinc.com.

The Company does not and will not, until such time as Federal law allows, grow, harvest, distribute or sell marijuana or any substances that violate the laws of the United States of America.

About Medbox, Inc.

Medbox is a leader in the development, sales and service of automated, biometrically controlled dispensing and storage systems for medicine and merchandise. Headquartered in Los Angeles, Medbox, through its wholly owned subsidiary, Medicine Dispensing Systems, offers their patented systems, software and consulting services to pharmacies, alternative medicine dispensaries and local governments in the U.S. In addition, through its wholly owned subsidiary, Vaporfection International, Inc. (www.vaporfection.com), the company offers an industry award winning medical vaporizer product. Medbox, through its newly established subsidiaries, is in development of the following ancillary services catered to the alternative medicine industry: merchant services and armored transport for cash deposits, cannabidiol research and development, real estate acquisitions and subsequent lease programs to alternative medicine dispensaries, and alternative medicine dispensary management services.

Medbox, Inc. is a publicly traded company, and is quoted on the OTCQB, ticker symbol MDBX.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern MJ Holdings' operations, economic performance, financial condition, financial services and product offerings and are based largely on MJ Holding's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MJ Holdings to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in MJ Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in MJ Holdings' subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and MJ Holdings assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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